AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                    DECEMBER 6, 1995
                                   REGISTRATION NO. 33-   64353
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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
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                           PRE-EFFECTIVE AMENDMENT NO. 1
                                      TO
                            REGISTRATION STATEMENT
                                NO. 33-64353
                                    UNDER
                          THE SECURITIES ACT OF 1933
                              ------------------
                         ALUMINUM COMPANY OF AMERICA
                (Exact name of issuer as specified in charter)

        PENNSYLVANIA                         25-0317820
(State of incorporation)     (I.R.S. Employer Identification No.)
                       425 SIXTH AVENUE, ALCOA BUILDING,
                       PITTSBURGH, PENNSYLVANIA 15219-1850
                              (412) 553-4545
   (Address and telephone number of principal executive offices)
              DENIS A. DEMBLOWSKI, ASSISTANT SECRETARY
                            AND SENIOR COUNSEL
                425 SIXTH AVENUE, RM. 1370A, ALCOA BUILDING,
                     PITTSBURGH, PENNSYLVANIA 15219-1850
                              (412) 553-3856
      (Name, address and telephone number of agent for service)

                               WITH A COPY TO:
                 ROBERT S. RISOLEO, ESQ., SULLIVAN & CROMWELL
                     125 BROAD STREET, NEW YORK, NY 10004
                              ------------------

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

    If the only securities being registered on this Form are
being offered pursuant to dividend or interest reinvestment
plans, please check the following box.  /   /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /

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                        CALCULATION OF REGISTRATION FEE

                               Proposed   Proposed
                               Maximum    Maximum
Title of each        Amount    Offering   Aggregate  Amount of
Class of Securities  to be     Price      Offering  Registration
to be Registered   Registered  Per Unit   Price(1)      Fee
Debt Securities...
Warrants to
Purchase
 Debt Securities..
            $300,000,000(2)(3)   (2)   $300,000,000     $103,448.28(5)
Class B Serial
  Preferred Stock.......
Common Stock (4)........

                           -1-

(1) Estimated solely for the purpose of determining the registration fee and excluding any accrued interest.

(2) There are being registered hereunder such principal amount or number of Securities as may from time to time be issued at indeterminate prices, but with an aggregate initial offering price not to exceed $300,000,000.

(3) Or, if any of the above securities are issued (i) with a principal amount denominated in a foreign currency or currency unit, such principal amount as shall result in an aggregate initial offering price equivalent to $300,000,000 at the time of the initial offering, or (ii) at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $300,000,000.

(4) There are being registered hereunder such indeterminate number of shares of Common Stock as may be issuable upon conversion or exchange of the Debt Securities or Preferred
Stock being registered hereunder, to the extent any of such Debt Securities or shares of Preferred Stock are by their terms convertible into or exchangeable for Common Stock.

   (5) $60,000 of thhis total fee was paid on November 17, 1995 in connection with the filing of Registration Statement
No. 33-64353.  The balance of $43,448.28, is paid herewith.


    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained in this Registration Statement and supplements to such Prospectus will also be used in connection with $250,000,000 of securities registered under Registration Statement No. 33-60045 and $200,000,000 of securities registered under Registration Statement No. 33-49997.

                             -2-

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution:

    The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

     Registration Fee .............................    $103,448.28
     Rating Agency Fees ...........................  110,000.00*
     Printing and Engraving .......................   15,000.00*
     Trustee's Fees and Expenses ..................   20,000.00*
     Accounting Fees and Expenses .................   10,000.00*
     Blue Sky and Legal Fees and Expenses .........   20,000.00*
     Miscellaneous ................................   10,000.00*
        Total ....................................     $288,448.28*

     *Estimated


Item 15.  Indemnification of Directors and Officers.

    Article V of the By-laws of the Company provides that the Company shall indemnify, under specified circumstances, persons who were or are directors, officers or employees of the Company or who served or serve other business entities at the request of the Company. Under these By-law provisions, a person who is wholly successful in defending a claim will be indemnified for any reasonable expenses. To the extent a person is not successful in defending a claim, reasonable expenses of the defense and any liability incurred are to be indemnified under these provisions only where independent legal counsel or other disinterested person selected by the Board of Directors determines that such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and in addition with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such person was unlawful. Any expense incurred with respect to any claim may be advanced by the Company if the recipient agrees to repay such amount if it is ultimately determined that such recipient is not to be indemnified pursuant to Article V.

    The foregoing By-law provisions generally parallel Sections 1741 and 1745 of the Pennsylvania Business Corporation Law ("BCL"). Section 1746 and the By-laws both also provide that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

    Section 1746 of the BCL and the By-laws provide for increased indemnification protections for directors, officers and others. Indemnification may be provided by Pennsylvania corporations in any case except where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

    Section 1713 of the BCL also sets forth a framework whereby Pennsylvania corporations, with the approval of the shareholders, may limit the personal liability of directors for monetary damages except where the act or omission giving rise to a claim constitutes self-dealing, willful misconduct or recklessness. The section does not apply to a director's responsibility or liability under a criminal or tax statute and may not apply to liability under Federal statutes, such as the Federal securities laws.

    The Company's Articles and By-laws were amended by the shareholders to implement the increased protections made available to directors under the BCL as described in the
preceding paragraph. Article VIII of the By-laws provides
that, except as prohibited by law, every director of the Company shall be entitled as of right to be indemnified by the Company for expenses and any and all liability paid or incurred by such person by reason of such person being or having been a director of the Company.  Expenses incurred with respect to
any claim may be advanced by the Company, subject to certain exceptions. The shareholders have also approved a form of
indemnity agreement.   The Company has entered into such an
indemnity agreement with each of its current directors.

    Section 6(b) of the Underwriting Agreement, relating to each of the Debt Securities and the Preferred Stock (Exhibit 1(a) and 1(b), respectively, hereto) and Section 7(b) of the Agency Agreement (Exhibit 1(c) hereto) contain provisions relating to the indemnification by each Underwriter and Agent, respectively, of the Company, its officers and directors of the Company and each person, if any, who controls the Company, and
Section 6(a) of such Underwriting Agreement and Section 7(a) of such Agency Agreement contain provisions relating to the indemnification by the Company of each Underwriter and Agent, respectively, and each person controlling the same, against liabilities arising out of any untrue statement of any material fact contained in this Registration Statement, or omission therefrom of any material fact.


    The Company has purchased a one year liability insurance policy with an aggregate limit of $75 million, with certain specified deductible amounts, for liability of directors and officers and reimbursement to the Company for indemnification provided to directors and officers. The policy has an expiration date of October 1, 1996 and provides liability insurance and reimbursement coverage for the Company, and its directors and officers, which is permitted by the laws of Pennsylvania referred to above.

Item 16.  Exhibits.

Exhibit
Number                          Description

(1)(a) Form of proposed Underwriting Agreement relating to the Debt Securities and Warrants to Purchase Debt Securities
         (incorporated by reference to Exhibit 1(a) to Registration Statement No.33-49997 on Form S-3).

(1)(b) Form of proposed Underwriting Agreement relating to the Preferred Shares (incorporated by reference to Exhibit 1(b) to Registration Statement No. 33-49997 on Form S-3).

(1)(c) Form of proposed Agency Agreement relating to the Distribution of Medium-Term Notes (incorporated by reference to Exhibit 1(b) to Post-Effective Amendment
         No. 2 to Registration Statement No. 33-877 on Form S-3).

(3)(i) Articles of the Company (incorporated by reference to Exhibit 3(i) to Form 10-Q for the quarter ended
         June 30, 1993).

(3)(ii) By-laws of the Company (incorporated by reference to Exhibit 3 to Form 10-Q for the quarter ended
         September 30, 1991).

(4)(a) Form of Indenture dated as of September 30, 1993 between the Company and PNC Bank, National Association, as
         Trustee (undated form of Indenture incorporated by reference to Exhibit 4(a) to Registration
         Statement No. 33-49997 on Form S-3).

(4)(b)   Form of proposed Warrants to Purchase Debt Securities
         (incorporated by reference to Exhibit 4(c) to Registration Statement No. 2-78009 on Form S-3).

(4)(c) Form of proposed Warrant Agreement relating to the Warrants to Purchase Debt Securities (incorporated by reference to Exhibit 4(d) to Registration
         Statement No. 2-78009 on Form S-3).

(4)(d)   Form of Registered Security which is not an Original
         Issue Discount Security (included in Exhibit 4(a) as Exhibit A).

(4)(e)   Form of Registered Security which is an Original Issue
         Discount Security (included in Exhibit 4(a) as
         Exhibit B).

(4)(f)   Form of Bearer Security which is not an Original Issue
         Discount Security and form of Related Coupon (included in Exhibit 4(a) as Exhibit C).

(4)(g)   Form of Bearer Security which is an Original Issue
         Discount Security and form of Related Coupon
         (included in Exhibit 4(a) as Exhibit D).

(4)(h)   Form of Certificate for Shares of Preferred Stock
         (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-49997 on Form S-3).

(4)(i)   Form of Certificate for Shares of Common Stock
         (incorporated by reference to Exhibit 4(i) to Registration Statement No. 33-49997 on Form S-3).

(5)      Opinion of Denis A. Demblowski, Esq., counsel to the
         Company (filed    as part of Registration Statement
         No. 33-64353 on November 17, 1995    ).

(8)      Opinion and consent of Sullivan & Cromwell, special tax
         counsel to the Company (filed    as part of Registration
         Statement No. 33-64353 on November 17, 1995    ).

(12)     Computation of Ratio of Earnings to Fixed Charges
         (incorporated by reference to Exhibit 12 to Form
         10-K for the year ended December 31, 1994 and to
         Exhibit 12 to Form 10-Q for the quarter ended
         September 30, 1995).

(15)     Letter from Coopers & Lybrand L.L.P. regarding unaudited
         financial information (filed    as part of Registration
         Statement No. 33-64353 on November 17, 1995    ).

(23)(a)  Consent of Coopers & Lybrand L.L.P. (filed    as part of
         Registration Statement No. 33-64353 on November 17,
         1995    ).

(23)(b)  Consent of Denis A. Demblowski, Esq., counsel to the
         Company (included as part of Exhibit 5).

(23)(c)  Consent of Sullivan & Cromwell (included as part of
         Exhibit 8).

(24)     Powers of Attorney of certain officers and directors
         (filed    as part of Registration Statement
         No. 33-64353 on November 17, 1995    ).

(25)     Form T-1 Statement of Eligibility and Qualification
         under the Trust Indenture Act of 1939 of PNC Bank,
         National Association    (filed herewith).

Item 17.  Undertakings.

    The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

         (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
Statement   .  Notwithstanding the foregoing, any increase or
decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calcu-lation of Registration Fee" table in the effective registration
statement    ;

         (iii)  To include any material information with respect
to the plan of distribution not previously disclosed in the
Registration Statement or    any     material change to such
information in the Resgistration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating
to the securities offered therein,         and the offering of
such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described in Item 15 above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania, on the 6th day of December, 1995.

                                  ALUMINUM COMPANY OF AMERICA
                                  (Registrant)



                                  By /s/Howard W.Burdett
                                   Howard W. Burdett
                                   Vice President and Treasurer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.


    Signature                 Title                    Date


/s/Paul H. O'Neill
Paul H. O'Neill    Chairman of the Board        December 6, 1995
                     and Director
                     (Principal Executive Officer)


/s/Jan H.M. Hommen
Jan H.M. Hommen    Executive Vice President     December 6, 1995
                     and Chief Financial Officer
                     (Principal Financial Officer)

/s/Earnest J. Edwards
Earnest J. Edwards  Vice President and          December 6, 1995
                    Controller (Principal
                    Accounting Officer)

Kenneth W. Dam, John P. Diesel, Joseph T. Gorman, Judith M. Gueron, Sir Ronald Hampel, John P. Mulroney, Sir Arvi Parbo, Henry B. Schacht, Forrest N. Shumway, Franklin A. Thomas and Marina v.N. Whitman, each as a Director, on December 6, 1995, by Barbara S. Jeremiah, their attorney-in-fact.*



*By: /s/Barbara S. Jeremiah
     Barbara S. Jeremiah
     Attorney-in-Fact

                               INDEX OF EXHIBITS

Exhibit
Number                          Description

(1)(a) Form of proposed Underwriting Agreement relating to the Debt Securities and Warrants to Purchase Debt Securities
         (incorporated by reference to Exhibit 1(a) to Registration Statement No.33-49997 on Form S-3).

(1)(b) Form of proposed Underwriting Agreement relating to the Preferred Shares (incorporated by reference to Exhibit 1(b) to Registration Statement No. 33-49997 on Form S-3).

(1)(c) Form of proposed Agency Agreement relating to the Distribution of Medium-Term Notes (incorporated by reference to Exhibit 1(b) to Post-Effective Amendment
         No. 2 to Registration Statement No. 33-877 on Form S-3).

(3)(i) Articles of the Company (incorporated by reference to Exhibit 3(i) to Form 10-Q for the quarter ended
         June 30, 1993).

(3)(ii) By-laws of the Company (incorporated by reference to Exhibit 3 to Form 10-Q for the quarter ended
         September 30, 1991).

(4)(a) Form of Indenture dated as of September 30, 1993 between the Company and PNC Bank, National Association, as
         Trustee (undated form of Indenture incorporated by reference to Exhibit 4(a) to Registration
         Statement No. 33-49997 on Form S-3).

(4)(b)   Form of proposed Warrants to Purchase Debt Securities
         (incorporated by reference to Exhibit 4(c) to Registration Statement No. 2-78009 on Form S-3).

(4)(c) Form of proposed Warrant Agreement relating to the Warrants to Purchase Debt Securities (incorporated by reference to Exhibit 4(d) to Registration
         Statement No. 2-78009 on Form S-3).

(4)(d)   Form of Registered Security which is not an Original
         Issue Discount Security (included in Exhibit 4(a) as Exhibit A).

(4)(e)   Form of Registered Security which is an Original Issue
         Discount Security (included in Exhibit 4(a) as
         Exhibit B).

(4)(f)   Form of Bearer Security which is not an Original Issue
         Discount Security and form of Related Coupon (included in Exhibit 4(a) as Exhibit C).

(4)(g)   Form of Bearer Security which is an Original Issue
         Discount Security and form of Related Coupon
         (included in Exhibit 4(a) as Exhibit D).

(4)(h)   Form of Certificate for Shares of Preferred Stock
         (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-49997 on Form S-3).

(4)(i)   Form of Certificate for Shares of Common Stock
         (incorporated by reference to Exhibit 4(i) to Registration Statement No. 33-49997 on Form S-3).

(5)      Opinion of Denis A. Demblowski, Esq., counsel to the
         Company (filed    as part of Registration Statement
         No. 33-64353 on November 17, 1995    ).

(8)      Opinion and consent of Sullivan & Cromwell, special tax
         counsel to the Company (filed    as part of Registration
         Statement No. 33-64353 on November 17, 1995    ).

(12)     Computation of Ratio of Earnings to Fixed Charges
         (incorporated by reference to Exhibit 12 to Form
         10-K for the year ended December 31, 1994 and to
         Exhibit 12 to Form 10-Q for the quarter ended
         September 30, 1995).

(15)     Letter from Coopers & Lybrand L.L.P. regarding unaudited
         financial information (filed    as part of Registration
         Statement No. 33-64353 on November 17, 1995    ).

(23)(a)  Consent of Coopers & Lybrand L.L.P. (filed    as part of
         Registration Statement No. 33-64353 on November 17,
         1995    ).

(23)(b)  Consent of Denis A. Demblowski, Esq., counsel to the
         Company (included as part of Exhibit 5).

(23)(c)  Consent of Sullivan & Cromwell (included as part of
         Exhibit 8).

(24)     Powers of Attorney of certain officers and directors
         (filed    as part of Registration Statement
         No. 33-64353 on November 17, 1995    ).

(25)     Form T-1 Statement of Eligibility and Qualification
         under the Trust Indenture Act of 1939 of PNC Bank,
         National Association    (filed herewith).